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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Deltic Timber Corporation:

We consent to the use of our report dated January 24, 2003, relating to the financial statements of Del-Tin Fiber L.L.C. as of December 28, 2002 and December 29, 2001, and for each of the fiscal years in the three-year period ended December 28, 2002, included herein.

/s/KPMG LLP

KPMG LLP
Shreveport, Louisiana
March 25, 2003